SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                January 25, 2000
                        ---------------------------------
                        (Date of earliest event reported)

                               SAFETY-KLEEN CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

    Delaware                        001-8368                     51-0228924
--------------------------------------------------------------------------------
   (State of                   (Commission File No.)            (IRS Employer
    Incorporation)                                           Identification No.)


                         1301 Gervais Street, Suite 300,
                         Columbia, South Carolina 29201

          (Address of principal executive offices, including zip code)


                                 (803) 933-4200
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                      _____
          (Former name or former address, if changed since last report)

Item 5.           Other Events

         On January 25, 2000, Safety-Kleen Corp. (NYSE:SK) announced that Mr. James R. Bullock. resigned as Chairman of the Board of Directors and as a Director of the Company. The full text of the announcement is reproduced below.

                              For Immediate Release

                      JAMES R. BULLOCK RESIGNS AS CHAIRMAN
                   OF THE BOARD AND A DIRECTOR OF SAFETY-KLEEN

Columbia, S.C.--January 25, 2000--Safety-Kleen Corp. (NYSE: SK) announced today that Mr. James R Bullock, in compliance with a requirement of Laidlaw Inc., resigned as Chairman of the Board of Directors and as a Director of the Company. Mr. Bullock, the former Chief Executive Officer of Laidlaw Inc., Safety-Kleen's 44% shareholder, has served as Chairman and a Director since the Company became public in 1997.

Safety-Kleen Corp. is the leading industrial waste service company for both hazardous and non-hazardous waste streams. From collection through recycle and disposal, the Company provides comprehensive waste management services to over 400,000 customers in North America.


For further information contact:
Kenneth W. Winger, President and Chief Executive Officer - (803) 933-4212
Paul R. Humphreys, Senior Vice President, Finance and Chief Financial Officer -
(803) 933-4261
Safety-Kleen Investor Relations - (803) 933-4285

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       SAFETY-KLEEN CORP.


                                       By:  /s/  Kenneth W. Winger
                                           -----------------------------
                                       Name:  Kenneth W. Winger
                                       Title: President and Chief Executive
                                              Officer



Date: January 26, 2000